[CHASE LOGO]                                                       EXHIBIT 10.29

                      MORTGAGE LOAN ORIGINATION AGREEMENT
                          [An Option 1 Correspondent]

     This Agreement is made on the 30 day of November 1992, between CHASE HOME MORTGAGE CORPORATION ("CHMC"), a Delaware corporation whose principal office is located at 4915 Independence Parkway, Tampa, Florida 33634-7540, its successors and assigns, and PALO ALTO FUNDING GROUP ("Correspondent"), whose principal office is located at 540 University Ave., #350, Palo Alto, CA 94301.


                                   BACKGROUND

     Correspondent aids in origination of residential mortgage loans for licensed lenders. CHMC originates and acquires residential mortgage loans. Correspondent wishes to assign residential mortgage loan application packages ("Loan Packages') to CHMC, which Loan Packages meet CHMC requirements.

     The parties agree as follows:

                                     TERMS

     1. LOAN PACKAGES. Correspondent may, from time to time, submit Loan Packages to CHMC on terms specified by CHMC. Current origination procedures are set forth in the CHMC Manual or CHMC issued notices or bulletins (collectively referred to as the "CHMC Manual"). The CHMC Manual is the manual provided to Correspondent by CHMC which establishes CHMC guidelines and procedures. Correspondent is under no obligation to submit a specific number of Loan Packages to CHMC.

     2. ACCEPTANCE/REJECTION OF LOAN PACKAGE. Based on applicable underwriting and origination guidelines as interpreted by CHMC, CHMC may accept or reject a Loan Package. If the Loan Package is rejected, CHMC shall return same to the Correspondent.

     Correspondent may, at any time after receipt of a written application for an eligible loan, request a rate and rate reservation for a period in accordance with CHMC policy set forth in the CHMC Manual. Within the period specified by CHMC (usually a minimum of fifteen business days before the expiration date of the rate reservation period), CHMC must receive a complete Loan Package and any required fee. CHMC reserves the right to require additional information concerning the property and/or the applicant. Correspondent agrees to execute, transmit and/or obtain any and all additional documentation which CHMC may reasonably deem necessary to properly complete any Loan Package.

     3. REVISION OF REQUIREMENTS. CHMC may from time to time amend or revise its documentation requirements, underwriting criteria or other requirements pertaining to any residential mortgage loan program. Any Loan Package already submitted by the Correspondent will not be adversely affected by such amendment or revision.

     4. COMPENSATION AND EXPENSES. Unless CHMC agrees, no fees, commissions or any other consideration shall be paid by CHMC to Correspondent for any Loan Package, regardless of whether a loan is approved, funded or closed by CHMC. On the closing date, CHMC shall instruct the closing agent to remit to the Correspondent any compensation due Correspondent from CHMC or the applicant for its loan services, including unreimbursed, qualified out-of-pocket expenses. If CHMC elects, such sums due from CHMC shall be paid to the Correspondent by CHMC directly.

     Final settlement of all amounts due Correspondent shall be made at the closing or, if applicable, after the rescission period has elapsed for rescindable loans. No amounts will be payable to Correspondent by CHMC or applicant thereafter.

     Qualified out-of-pocket expenses shall consist of reasonable fees paid to third parties including, but not limited to, any credit report fee, appraisal fee or survey fee.

     The Correspondent's compensation shall conform to the amount disclosed on the Good Faith Estimate of Closing Costs. If the amounts differ, Correspondent shall reconcile any discrepancy with appropriate explanation and documentation submitted with the Loan Package. Correspondent represents that the compensation received by Correspondent shall not exceed the fair market value of its services and that it will accept no additional compensation from applicant except as described in this Section 4. Correspondent shall not accept any fee or other compensation except as permitted by applicable law and disclosed in writing to the applicant.

     5. COMPLIANCE. Correspondent will submit Loan Packages that, to the best of its knowledge, after reasonable diligence, are true, correct, complete and genuine. With regard to both Correspondent's activities in general and each Loan Package in particular, Correspondent shall comply with all State and Federal laws, rules and regulations, including, but not limited to (i) the Federal Truth in Lending Act of 1969, as amended, and Federal Reserve Regulation Z thereunder;
(ii) the Federal Equal Credit Opportunity Act ("ECOA") and Federal Reserve Regulation B thereunder; (iii) the Federal Fair Credit Reporting Act; (iv) the Federal Real Estate Settlement Procedures Act of 1974, as amended, and Regulation X thereunder; (v) the Flood Disaster Protection Act of 1973 (as if Correspondent were an entity subject to such statute and/or regulations, regardless of whether Correspondent is specifically subject to such statute and/or regulations); (vi) the Fair Housing Act; (vii) the Home Mortgage Disclosure Act; and (viii) the Financial Institutions Reform Recovery and Enforcement Act of 1989.

     Correspondent shall timely deliver to each applicant a completed Regulation Z disclosure statement, Good Faith Estimate of Closing Costs, Federally mandated ARM disclosures and HUD booklets. Correspondent shall be responsible for compliance with ECOA concerning notification of adverse action to an applicant whose Loan Package CHMC does not accept (CHMC may, at its option, deliver notice of adverse action to Correspondent for further delivery to applicant). Correspondent shall comply with Regulation Z concerning return of all monies paid by the applicant to Correspondent should the applicant rescind and Correspondent shall not seek reimbursement from CHMC for such refund.

     Upon request, Correspondent shall furnish to CHMC evidence, in a form satisfactory to CHMC, of any section taken by Correspondent to comply with such laws, including copies of any notice or disclosure form furnished to an applicant.

     6. REPRESENTATIONS AND WARRANTIES. Correspondent represents and warrants to CHMC that it has all necessary licenses, qualifications and registrations needed to engage in the business conducted by Correspondent and the activities contemplated by this Agreement. Correspondent further represents and warrants that this Agreement does not conflict with the provisions of any other agreement to which Correspondent is a party and that this Agreement is a legal, valid and binding obligation of Correspondent. Correspondent shall notify CHMC immediately of any material changes in its ownership, financial condition or management.

     7. INDEMNIFICATION. Correspondent shall indemnify and hold harmless CHMC from any loss, damage, cost or expense, including all attorneys fees, resulting from (i) the breach by the Correspondent of any of its covenants or agreements or (ii) the inaccuracy of any representation or warranty made by Correspondent. This indemnification shall survive any termination or cancellation of this Agreement.

        8. RELATIONSHIP BETWEEN PARTIES. No exclusive relationship between Correspondent and CHMC shall result from this Agreement. Correspondent is an independent contractor and not an agent of CHMC. Correspondent shall not make any statement which leads a third party to reasonably believe that it is an agent of CHMC. Correspondent shall not use or refer to CHMC's name in any form of advertising, written materials or circulars, except as may be required by law.

        9. NO THIRD PARTY BENEFITS. This Agreement is made for the express benefit of Correspondent and CHMC, not for the benefit or interest of any other persons or entities, and accordingly, no third party shall obtain or acquire any rights or interest in this Agreement or by reason of the performance or failure of performance of either of the parties hereto or of their respective rights, privileges, duties or obligations arising hereunder.

        10. TERMINATION. This Agreement may be terminated, as to the future submission of any Loan Packages to CHMC, by either party upon written notice of termination.

        If, before such termination, CHMC has provided a rate reservation to the Correspondent in connection with a Loan Package, then CHMC shall accept such Loan Package if (i) such Loan Package conforms to CHMC's customary underwriting and origination guidelines and (ii) CHMC did not terminate this Agreement for cause. In connection with any such Loan Package, Correspondent's responsibility to supply outstanding documentation on a timely basis, its representations and warranties and its obligation to indemnify, shall survive such termination.

        11. ENTIRE AGREEMENT. This Agreement and the CHMC Manual constitute the whole understanding of the parties regarding the subject matter hereof, and any other agreements, oral or written, are superseded and of no effect. Any amendments or modifications of this Agreement shall not be valid unless they are in writing and executed by each of the parties.

        12. NOTICE. Any notice required to be given to a party hereto under the provisions of this Agreement must be in writing and delivered either personally or by mail to the other party at the addresses indicated herein above.

        13. ASSIGNMENT. Correspondent may not assign nor delegate any rights or duties hereunder without the written consent of CHMC. CHMC reserves the right to reject assignment in its sole discretion.

      IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the day and year first above written.


                        CHASE HOME MORTGAGE CORPORATION

                        By: /s/ [Signature Illegible]
                           -----------------------------------------------------

                        Title: [Title Illegible]
                              --------------------------------------------------











                         PALO ALTO FUNDING GROUP
                        --------------------------------------------------------
                         [CORRESPONDENT]


                        By: /s/ [Signature Illegible] /[s] [Signature Illegible]
                           -----------------------------------------------------

                        Title: Principal / Principal
                              --------------------------------------------------